SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2004

SINA Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands	000-30698	52-2236363
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Room 1802, United Plaza
1468 Nan Jing Road West
Shanghai 200040, China
(86-21) 6289 5678
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

This Amendment No. 1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2004 is being filed in order to submit the information required to be included in Items 7(a) and 7(b) of such Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and Shareholders
of SINA CORPORATION

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders’ equity and of cash flows expressed in U.S. dollars present fairly, in all material respects, the financial position of CRILLION CORPORATION at December 31, 2003 and the results of its operations and its cash flow for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/S/ PRICEWATERHOUSECOOPERS

Beijing, China
June 4, 2004

CRILLION CORPORATION

CONSOLIDATED BALANCE SHEET

December 31,
2003
(In U.S. dollars)
(In thousands)
ASSETS
Current assets:
Cash	$295
Accounts receivable	3,416
Employee advances	1,657
Prepaid expenses and other current assets	206

Total current assets	5,574
Property and equipment, net	75

Total assets	$5,649

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214
Accrued liabilities	39
Income taxes payable	856

Total current liabilities	1,109
Total liabilities	1,109

Commitments and contingencies (Note 6)
Shareholders’ equity:
Ordinary shares: $1 par value; 50,000 shares authorized; 10,000 share issued and outstanding	—
Additional paid-in capital	242
Retained earnings	4,298

Total shareholders’ equity	4,540

Total liabilities and shareholders’ equity	$5,649

     The accompanying notes are an integral part of these consolidated financial statements.

CRILLION CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In U.S. dollars, in thousands)

Year ended
December 31, 2003
Mobile value-added services revenues	$10,527

Cost of mobile value-added services revenues	3,244

Gross profit	7,283

Operating expenses:
Sales and marketing	1,733
General and administrative	437

Total operating expenses	2,170

Income from operations	5,113

Provision for income taxes	(767)

Net income	$4,346

     The accompanying notes are an integral part of these consolidated financial statements.

CRILLION CORPORATION

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(In U.S. dollars, in thousands, except share amounts)

	Ordinary Shares		Additional	Retained	Total Shareholders’	Other Comprehensive
	Shares	Amount	Paid-in capital	Earnings	Equity	Income
Balances at December 31, 2002	—	$—	$242	$(48)	$194
Issuance of shares	10,000	—	—	—	—
Comprehensive income:

Net income	—	—	—	4,346	4,346	$4,346

Balances at December 31, 2003	10,000	$—	$242	$4,298	$4,540

     The accompanying notes are an integral part of these consolidated financial statements.

CRILLION CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In U.S. dollars, in thousands)

Year ended
December 31, 2003
Cash flows from operating activities:
Net income	$4,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8
Changes in assets and liabilities:
Accounts receivable	(3,322)
Employee advances	(1,595)
Prepaid expenses and other current assets	(185)
Accounts payable	214
Income taxes payable	856
Accrued liabilities	21

Net cash provided by operating activities	343

Cash flows from investing activities:
Acquisition of property and equipment	(74)

Net cash used in investing activities	(74)

Net increase in cash	269
Cash at the beginning of the period	26

Cash at the end of the period	$295

     The accompanying notes are an integral part of these consolidated financial statements.

CRILLION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars)

1. The Agreement

     On March 24, 2004, SINA Corporation completed the acquisition of Crillion Corporation, a British Virgin Islands limited liability corporation (“Crillion” or the “Company”), pursuant to a Stock Purchase Agreement dated February 24, 2004 which was subsequently amended pursuant to an Amendment Agreement dated March 23, 2004. Crillion is engaged in the provision of mobile value-added services in the People’s Republic of China ((the “PRC” or “China”) through its subsidiary Feike Networking Technology Development (Shenzhen) Co., Ltd. (“Feike”), a wholly foreign-owned enterprise established by Crillion in the PRC and business agreements between Feike and Shenzhen Wang Xing Technology Co., Ltd. (“Wang Xing”), a limited liability company organized and existing under the laws of the PRC in which Crillion together with Feike has a majority of the risk of loss or is entitled to receive a majority of the residual returns.

     The aggregate purchase price is comprised of an initial consideration and two contingent considerations on achieving specified earnings in future periods. The initial consideration of $18,958,486 is comprised of three elements: (a) $9,898,785 in cash, of which $8,691,056 was paid at the closing of the acquisition and the remaining balance was paid on April 13, 2004; (b) 195,593 newly issued SINA ordinary shares, valued at $8,534,701 at the time of closing, delivered at the closing of the acquisition; and (c) approximately $525,000 in legal and professional fees related to the acquisition. The two contingent considerations are based on Crillion’s financial performances in 2004 and 2005. The contingent considerations would roughly be 1.5 to 2.0 times of 2004 and 2005 earnings basis, respectively, provided that Crillion’s pretax net income for 2004 and 2005 is over $6.7 million and $13.3 million, respectively. The total consideration is subject to a cap of $125.0 million and will be 60% in cash and 40% in SINA ordinary shares.

2. Basis of presentation

     The preparation of financial statements is in conformity with generally accepted accounting principles in the United States of America.

     Crillion has adopted FASB Interpretation No.46 (“FIN 46”) “Consolidation of Variable Interest Entities (“VIEs”), an Interpretation of ARB No.51”. FIN 46 requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns.

     Wang Xing was established in 1994 and commenced to engage in the provision of mobile value-added services in the PRC under its Internet content company license in 2001. In September 2003, Crillion was established by the same shareholders of Wang Xing. In December 2003, Crillion established a fully owned subsidiary Feike in the PRC. In the same month, Feike entered into various business agreements with Wang Xing.

     Under the aforementioned agreements, shareholders of Wang Xing are required to transfer their ownership in Wang Xing to Feike when permitted by PRC laws and regulations or to designees of the Crillion at any time; all voting rights of Wang Xing are assigned to Crillion and Crillion has the right to appoint all directors and senior management personnel of Wang Xing. Feike has also entered into exclusive service agreements with Wang Xing under which Feike provides technical and other services to Wang Xing in exchange for substantially all net income of Wang Xing. Through these agreements, Crillion together with Feike has retained a majority of the risk of loss for Wang Xing or is entitled to receive a majority of the residual returns of Wang Xing. In accounting term, Crillion acquired Wang Xing through these agreements.

     As Crillion and Wang Xing are both owned by the same shareholders, the acquisition of Wang Xing by Crillion is regarded as a common control transaction and accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements present the combined financial position and results of operation of Crillion and Wang Xing as if they had been merged at the beginning the period presented.

3. Summary of significant accounting policies

     Principles of consolidation

     The consolidated financial statements include the accounts of the Company, its subsidiary and VIE for which the Company is the primary beneficiary. All significant intercompany accounts and transactions have been eliminated.

     Use of estimates

     The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition

     Mobile value-added services revenues are derived principally from providing mobile phone users with short messaging services. These services include mobile chatting services, news and other content subscriptions. Revenues from mobile value-added services are charged on monthly or on per usage basis. Such revenues are recognized in the period in which the service is performed, provided that no significant company obligations remain, collection of the receivables is reasonably assured and the amounts can be accurately estimated.

     The Company contracts with third party mobile operators for billing and transmission services related to the mobile value-added services transmitted to its users. The Company records the gross amount it bills to users for its mobile value-added services as revenues and the fees charged or retained by the third party mobile operators as cost of revenues. The Company considered EITF 99-19 in determining whether it should recognize such revenues at gross or net of revenue sharing by mobile operators for billing and transmission services. The Company believes that based on its arrangement with the third party mobile operators as stipulated in its agreements with them, the gross approach is appropriate as the Company is the primary obligor to the user with respect to the mobile value-added services.

     Estimation of revenue is based on the Company’s internal records of billings and transmissions for the month, adjusted by prior periods’ confirmation rates with the third party mobile operators, and further adjusted by prior periods’ discrepancies between its estimated revenue and actual revenue confirmed by the third party mobile operators. Historically, there were no significant true up adjustments to the estimates.

     Cost of revenues

     Cost of mobile value-added services revenues consists mainly of fees paid to or retained by the third party mobile operators for their services relating to the collection of the Company’s mobile value-added services fees and for using their transmission gateways. Cost of mobile value-added services revenues also includes the business taxes levied on mobile value-added services revenues in China.

     Advertising expenses

     Advertising expenses generally represent the cost of promotions for product marketing and are expensed as incurred. Advertising expenses was $1.7 million for the year ended December 31, 2003.

     Income taxes

     Income taxes are accounted for using an asset and liability approach which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence assessed using the criteria in SFAS No. 109, “Accounting for Income Taxes,” will not more-likely-than-not be realized.

     Foreign currency

     The Company’s reporting currency is the US dollar. The Company’s operations are in China and use the local currency as functional currency. Accordingly, all assets and liabilities of the Company are translated at the exchange rate in effect at the balance sheet date and revenues and expenses are translated at the average exchange rate in effect during the reporting period. Gains and losses resulting from foreign currency translation are recorded in accumulated other comprehensive income (loss) as a component of shareholders’ equity. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statement of operations and were not significant during the period presented.

     Financial instruments

     The Company’s financial instruments including accounts receivable, employee advances, prepaid expenses and other current assets are stated at their fair value.

4. Income taxes

     The Company is registered in British Virgin Islands and has operations in the PRC. The Company generated substantially all its net income from Wang Xing for the year ended December 31, 2003. Wang Xing is established in Shenzhen Special Economic Zone of the PRC and is subject to preferential tax rate of 15%. The Company had recorded income tax provisions for the year ended December 31, 2003. There is no material timing difference between the financial pretax income and the taxable income for the year ended December 31, 2003. The effective tax rate of the Company for the year ended December 31, 2003 was approximately the same as the statutory tax of Wang Xing.

5. Certain risk and concentrations

     The Company operates in business segments which are characterized by rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards. Any failure by the Company to anticipate or to respond adequately to technological changes in its industry segments, changes in customer requirements or changes in regulatory requirements or industry standards, could have a material adverse affect on the Company’s business and operating results.

     The majority of the Company’s revenues derived and expenses and liabilities incurred were in Chinese renminbi. Accordingly, the Company may experience economic losses and negative impacts on earnings and equity as a result of exchange rate fluctuations in the currency of China.

     Financial instruments that potentially subject the Company to significant concentrations of credit risk are accounts receivable and employee advances. The Company contracts with third party mobile operators, China Mobile Communication Corporation (“China Mobile”) and its subsidiaries and to a lesser extent China Unicom Co., Ltd (“Unicom”) and its subsidiaries, for utilizing their billing systems to collect subscription or usage fees from its subscribers and transmission gateway for message delivery. Accounts receivable from these third party mobile operators represent mobile value-added services fees collected on behalf of the Company after deducting their billing services and transmission charges. As of December 31, 2003, the accounts receivable from China Mobile and its subsidiaries and Unicom and its subsidiary accounted for 80% and 20%, respectively, of the total accounts receivable. Historically, there were no significant losses arising from credit losses.

6. Commitment and contingencies

     The Company did not have any material long-term debt obligations, capital lease obligations, operating lease obligations or purchase obligations as of December 31, 2003.

(b) Pro Forma Financial Information

     The following unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2003 and unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2003 give effect to the acquisition of Crillion Corporation by SINA Corporation (“SINA”). The unaudited pro forma combined financial information is derived from the Registrant’s audited consolidated financial statements as of and for the year ended December 31, 2003 included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, and from the consolidated balance sheet and consolidated statement of operations of Crillion Corporation included under Item 7(a) of this Form 8-K/A.

     The unaudited pro forma combined condensed consolidated balance sheet presents adjustments to SINA’s audited consolidated balance sheet as of December 31, 2003 as if the acquisition had occurred on that date and the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2003 presents adjustments to SINA’s audited consolidated statements of operations for the year ended December 31, 2003 as if the acquisition had occurred on January 1, 2003.

     The unaudited pro forma combined financial information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transaction actually occurred on the dates assumed, nor is it necessarily indicative of the future consolidated results of operations, and should be read in conjunction with the Registrant’s audited consolidated financial statements as of and for the year ended December 31, 2003 included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, and the consolidated financial statements of Crillion Corporation included under Item 7(a) of this Form 8-K/A.

SINA CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
(In U.S. dollars, in thousands)

	December 31, 2003
					Pro Forma, as
	SINA	Crillion	Pro forma adjustments		adjusted
ASSETS
Current assets:
Cash and cash equivalents	$158,148	$295	$(9,899	)(a)	$148,544
Short-term investments	69,016	—			69,016
Accounts receivable, net	17,606	3,416	—		21,022
Deferred tax assets	907	—	—		907
Prepaid expenses and other current assets	4,579	1,863	—		6,442

Total current assets	250,256	5,574	(9,899)		245,931
Investment in Sun Media Group	6,793	—	—		6,793
Property and equipment, net	8,646	75	—		8,721
Long-term investments	2,085	—	—		2,085
Intangible assets, net	569	—	4,466	(e)	5,035
Goodwill	18,091	—	9,953	(f)	28,044
Other assets	3,457	—	—		3,457

Total assets	$289,897	$5,649	$4,520		$300,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,147	$214	$—		$1,361
Accrued liabilities	27,442	39	525	(b)	28,006
Income taxes payable	1,801	856	—		2,657

Total current liabilities	30,390	1,109	525		32,024
Convertible debt	100,000	—	—		100,000

Total liabilities	130,390	1,109	525		132,024

Shareholders’ equity:
Ordinary shares	6,471	—	26	(c)	6,497

Additional paid-in capital	236,222	242	8,509	(c)	244,731
			(242	)(g)
Ordinary shares subject to subsequent issuance	1,349	—	—		1,349
Retained earnings (accumulated deficit)	(83,054)	4,298	(4,298	)(g)	(83,054)
Accumulated other comprehensive loss:
Unrealized loss on investment in marketable securities	(1,510)	—	—		(1,510)
Cumulative translation adjustments	29	—	—		29

Total shareholders’ equity	159,507	4,540	3,995		168,042

Total liabilities and shareholders’ equity	$289,897	$5,649	$4,520		$300,066

     The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

SINA CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In U.S. dollars, in thousands, except per share amount)

	Year ended December 31, 2003
			Pro forma
	SINA	Crillion	adjustments	Pro forma, as adjusted
Net revenues:
Advertising	$41,173	$—	$—	$41,173
Non-advertising	73,112	10,527	—	83,639

	114,285	10,527	—	124,812

Cost of revenues:
Advertising	14,001	—	—	14,001
Non-advertising	20,405	3,244	—	23,649
Stock-based compensation	31	—	—	31

	34,437	3,244	—	37,681

Gross profit	79,848	7,283	—	87,131

Operating expenses:
Sales and marketing	21,741	1,733	—	23,474
Product development	6,340	—	—	6,340
General and administrative	11,551	437	—	11,988
Stock-based compensation*	523	—	—	523
Amortization of intangible assets	1,749	—	2,549 (i)	4,298
Write-off of intangible assets	903	—	—	903

Total operating expenses	42,807	2,170	2,549	47,526

Income from operations	37,041	5,113	(2,549)	39,605
Interest income	2,757	—	—	2,757
Other expenses	(162)	—	—	(162)
Amortization of convertible debt issuance cost	(341)	—	—	(341)
Impairment of investments in Sun Media Group	(6,063)	—	—	(6,063)
Loss on equity investments	(914)	—	—	(914)

Income before income taxes	32,318	5,113	(2,549)	34,882
Provision for income taxes	(895)	(767)	—	(1,662)

Net income	$31,423	$4,346	$(2,549)	$33,220

Shares used in computing basic net income per share	47,840	—	196	48,036

Shares used in computing diluted net income per share	54,794	—	196	54,990

Basic net income per share	$0.66			$0.70

Diluted net income per share	$0.58			$0.61

*Stock-based compensation was related to the associated expense categories as follows:
Sales and marketing	$16	$—	$—	$16
Product development	168	—	—	168
General and administrative	339	—	—	339

	$523	$—	$—	$523

     The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

SINA CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars)

1. Pro forma adjustments and assumptions

     On March 24, 2004, SINA Corporation completed the acquisition of Crillion Corporation, a British Virgin Islands limited liability corporation (“Crillion”), pursuant to a Stock Purchase Agreement dated February 24, 2004 which was subsequently amended pursuant to an Amendment Agreement dated March 23, 2004. Crillion is engaged in the provision of mobile value-added services in the People’s Republic of China ((the “PRC” or “China”) through its subsidiary Feike Networking Technology Development (Shenzhen) Co., Ltd. (“Feike”), a wholly foreign-owned enterprise established by Crillion in the PRC and business agreements between Feike and Shenzhen Wang Xing Technology Co., Ltd. (“Wang Xing”), a limited liability company organized and existing under the laws of the PRC in which Crillion together with Feike has a majority of the risk of loss or is entitled to receive a majority of the residual returns.

     The aggregate purchase price is comprised of an initial consideration and two contingent considerations on achieving specified earnings in future periods. The initial consideration of $18,958,486 is comprised of three elements: (a) $9,898,785 in cash, of which $8,691,056 was paid at the closing of the acquisition and the remaining balance was paid on April 13, 2004; (b) 195,593 newly issued SINA ordinary shares, valued at $8,534,701 at the time of closing, delivered at the closing of the acquisition; and (c) approximately $525,000 in legal and professional fees related to the acquisition. The two contingent considerations are based on Crillion’s financial performances in 2004 and 2005. The contingent considerations would roughly be 1.5 to 2.0 times of 2004 and 2005 earnings basis, respectively, provided that Crillion’s pretax net income for 2004 and 2005 is over $6.7 million and $13.3 million, respectively. The contingent consideration, if any, will be recorded as additional goodwill. The total consideration is subject to a cap of $125.0 million and will be 60% in cash and 40% in SINA ordinary shares.

     Assuming the transaction had occurred on December 31, 2003, the initial purchase price of $18,958,486 would have been allocated as follows (in thousands):

Cash	$295
Accounts receivable	3,416
Other assets	1,938
Intangible assets	4,466
Goodwill	9,953
Current liabilities	(1,109)

Purchase price	$18,959

     Amortizable intangible assets acquired, including customer list, content provider contracts and non-competition arrangements with certain Crillion executives, have estimated useful lives ranging from sixteen to thirty-six months. Goodwill represents the excess of the initial purchase price over the fair value of the net tangible and identifiable intangible assets acquired, and is not deductible for tax purposes.

     The acquisition has been accounted for as a purchase business combination and, accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets acquired on the basis of their estimated fair values on the acquisition date.

     The following adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial statements:

     To record investment in Crillion by SINA

(a)	To reflect the cash portion for the acquisition of $9,899,000.

(b)	To record estimated legal and professional fees related to the acquisition of $525,000.

(c)	To reflect the issuance of SINA ordinary shares for the acquisition valued at $8,535,000.

(d)	The investment in Crillion by SINA of $18,959,000 was eliminated during consolidation between SINA and Crillion and was described in (h) below.

     To record consolidation entries between SINA and Crillion

(e)	To establish amortizable intangible assets of $4,466,000 resulting from the acquisition.

(f)	To establish non-amortizable goodwill of $9,953,000 resulting from the acquisition.

(g)	To eliminate the historical shareholders’ equity of Crillion totaling $4,540,000.

(h)	To eliminate the investment in Crillion by SINA of $18,959,000 as described in (d) above.

     To record the amortization of intangible assets resulting from the acquisition

(i)	To record the amortization of intangible assets resulting from the acquisition. The amortization expense is estimated to be $2.0 million, $1.7 million, $0.6 million, and $0.2 million during the years ending December 31, 2004, 2005, 2006, and 2007, respectively.

2. Pro forma net income per share

     Shares used to calculate unaudited pro forma basic net income per share were computed by adding 195,593 shares to be issued for the acquisition to SINA’s weighted average number of the ordinary shares outstanding during the period. Shares used to calculate unaudited pro forma diluted net income per share were computed by adding 195,593 shares to be issued for the acquisition to SINA’s weighted average number of the ordinary shares and ordinary share equivalents outstanding during the period.

     (c) Exhibits.

     23.1 Consent of Independent Auditor.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINA CORPORATION
Dated: June 7, 2004
	By:	/s/ Charles Chao
Charles Chao
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
23.1	Consent of Independent Auditor.